Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2

Dated as of September 30, 2009

To the banks, financial institutions

    and other institutional lenders

    (collectively, the “Lenders”) parties

    to the Credit Agreement referred to

    below and to JPMorgan Chase Bank, N.A.,

    as Paying Agent, and JPMorgan Chase Bank, N.A.

    and Citicorp USA, Inc., as Co-Administrative Agents

    for the Lenders

Ladies and Gentlemen:

We refer to the Second Amended and Restated Credit Agreement dated as of September 25, 2007, as amended by Letter Amendment No. 1 dated as of June 26, 2008 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) among the undersigned and you. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

You and we have agreed, upon the following terms and conditions, to amend the Credit Agreement in certain respects. Accordingly, it is hereby agreed by you and us as follows:

Section 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date of this Amendment, hereby amended as follows:

(a)      The definition of “Applicable Margin” in Section 1.01 is amended by deleting the table contained therein and replacing it with the following:

Consolidated Debt to Consolidated Cash Flow Ratio	Base Rate Advances	Eurodollar Rate Advances
Level I 1.50:1.0 or greater	1.000%	2.000%
Level II 1.00:1.0 or greater, but less than 1.50:1.0	0.550%	1.550%
Level III 0.50:1.0 or greater, but less than 1.00:1.0	0.350%	1.350%
Level IV less than 0.50:1.0	0.115%	1.115%

(b)      The definition of “Applicable Percentage” in Section 1.01 is amended by deleting the table contained therein and replacing it with the following:

Consolidated Debt to Consolidated Cash Flow Ratio	Applicable Percentage
Level I 1.50:1.0 or greater	0.500%
Level II 1.00:1.0 or greater, but less than 1.50:1.0	0.375%
Level III 0.50:1.0 or greater, but less than 1.00:1.0	0.250%
Level IV less than 0.50:1.0	0.250%

(c)      The definition of “Defaulting Lender” in Section 1.01 is amended in full to read as follows:

“Defaulting Lender” means, at any time, any Lender Party that, at such time (a) owes a Defaulted Advance or a Defaulted Amount, (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f), (c) shall have been placed into receivership or conservatorship by any bank regulatory authority or other Governmental Authority, including the Federal Deposit Insurance Corporation, (d) notified the Borrower, the Paying Agent, any Issuing Bank, the Swing Line Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally in which it commits to extend credit or (e) failed, within three Business Days after request by the Paying Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances and participations in then outstanding Letters of Credit and Swing Line Advances.

(d)      The definition of “Unused Revolving Credit Commitment” in Section 1.01 is amended by replacing the reference in clause (C) to “Section 2.01(d)” with a reference to “Section 2.01(b)”.

(e)      Section 2.15 is redesignating subsection (d) thereof as subsection “(f)” and by inserting the following new subsections immediately before such subsection:

 (d)      If any Swing Line Advances are outstanding that have not been funded by the Lenders pursuant to Section 2.02(b) (the aggregate principal amount of such Swing Line Advances is the “Swing Line Exposure”) or Letters of Credit are outstanding, in either case at the time a Lender becomes a Defaulting Lender then:

  (i)        all or any part of such Swing Line Exposure and the Available Amount of outstanding Letters of Credit shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares (disregarding any Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the sum of (A) the aggregate principal amount of all Advances made by such non-Defaulting Lenders (in their capacity as Lenders) and outstanding at such time, plus (B) such non-Defaulting Lenders’ Pro Rata Shares (before giving effect to the reallocation contemplated herein) of the Swing Line Exposure, plus (C) such non-Defaulting Lenders’ Pro Rata Shares (before giving effect to the reallocation contemplated herein) of the Available Amount of all outstanding Letters of Credit, plus (D) the aggregate principal amount of all Advances made by each Issuing Bank pursuant to Section 2.03(d) that have not been ratably funded by such non-Defaulting Lenders and outstanding at such time, plus (E) such Defaulting Lender’s Pro Rata Share of the Swing Line Exposure plus the Available Amount of such Letters of Credit, does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments and (y) the conditions set forth in Section 3.02 are satisfied at such time; provided, however, for the avoidance of doubt, in no event shall the portion of such Swing Line Exposure and Available Amount of outstanding Letters of Credit reallocated to any non-Defaulting Lender at such time exceed the then Unused Revolving Credit Commitment of such non-Defaulting Lender.

  (ii)        if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Paying Agent (x) first, prepay such Swing Line Advances and (y) second, cash collateralize such Defaulting Lender’s Pro Rata Share of the Available Amount of such Letters of Credit (after giving effect to any partial reallocation pursuant to clause (i) above) by paying into the account maintained by the Escrow Bank in accordance with subsection (c) above for so long as such Letters of Credit are outstanding;

  (iii)       if the Borrower cash collateralizes any portion of such Defaulting Lender’s Pro Rata Share of Letters of Credit pursuant to this Section 2.15(d), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.08(b) with respect to such Defaulting Lender’s Pro Rata Share of Letters of Credit during the period such Defaulting Lender’s Pro Rata Share of Letters of Credit is cash collateralized;

  (iv)       if the Pro Rata Shares of Letters of Credit of the non-Defaulting Lenders is reallocated pursuant to this Section 2.15(d), then the fees payable to the Lenders pursuant to Section 2.08(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares of Letters of Credit; or

  (v)       if any Defaulting Lender’s Pro Rata Share of Letters of Credit is neither cash collateralized nor reallocated pursuant to Section 2.15(d), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 2.08(b) with respect to such Defaulting Lender’s Pro Rata Share of Letters of Credit shall be payable to the Issuing Bank until such Lender’s Pro Rata Share of Letters of Credit is cash collateralized and/or reallocated; and

 (e)      So long as any Lender is a Defaulting Lender, the Swing Line Bank shall not be required to fund any Swing Line Advance and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.15(d), and participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Advance shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.15(d)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Paying Agent, the Borrower, the Issuing Bank and the Swing Line Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, or if such Defaulting Lender has assigned its Revolving Credit Commitment in whole or in part to a non-Defaulting Lender, then the Pro Rata Shares of the Lenders shall be readjusted to reflect the inclusion of such Lender’s (or its assignee’s) Commitment and on such date such Lender (or its assignee) shall purchase at par such of the

Advances of the other Lenders (other than Swing Line Advances) as the Paying shall determine may be necessary in order for such Lender to hold such Advances in accordance with its Pro Rata Share.

(f)      Section 2.17 is amended in full to read as follows:

  SECTION 2.17. Replacement of Certain Lenders. If (1) any Lender (a “Subject Lender”) (a) is a Defaulting Lender that owes a Defaulted Advance to the Borrower, (b) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 2.10 (a) or (b) or Section 2.12 or (c) gives notice pursuant to Section 2.10(d) requiring a Conversion of such Subject Lender’s Eurodollar Rate Advances to Base Rate Advances or suspending such Lender’s obligation to make Advances as, or to Convert or continue Advances into or as, Eurodollar Rate Advances or (2) the Borrower is required, pursuant to Section 2.15(d)(ii), to prepay any Swing Line Advance or cash collateralize the Available Amount of any outstanding Letters of Credit on account of such Defaulting Lender’s status as such, the Borrower may, within 150 days after (i) in the case of clause (1)(a) above, the date on which the Advance that is the subject of such Defaulted Advance was required to have been funded by the Lenders pursuant to Section 2.01(a) or (b) or 2.03(c) or (ii) in the case of clause (1)(b), (1)(c) or (2) above, receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a “Replacement Notice”) in writing to the Paying Agent and such Subject Lender of its intention to replace such Subject Lender with an Eligible Assignee designated in such Replacement Notice (a “Replacement Lender”). Such Subject Lender shall, subject to the payment to such Subject Lender of any amounts due pursuant to Sections 2.10(a) and (b) and Section 2.12 and all other amounts then owing to it under the Loan Documents, assign in accordance with Section 8.07 all of its Commitments, Advances, Notes and other rights and obligations under this Agreement and all other Loan Documents to such proposed Eligible Assignee. Promptly upon the effective date of an assignment described above, the Borrower shall issue a replacement Note or Notes, as the case may be, to such Replacement Lender and such Replacement Lender shall become a “Lender” for all purposes under this Agreement and the other Loan Documents.

(g)      Section 5.04(c) is amended by deleting the table contained therein and replacing it with the following:

Amount per annum	Fiscal Year Ending
$425,000,000	December 31, 2009
$375,000,000	December 31, 2010
$350,000,000	December 31, 2011
$250,000,000	December 31, 2012

    Section 2. Representation. The Company represents and warrants that the representations and warranties contained in Section 4.01 of the Credit Agreement are correct in all material respects on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to this Amendment, and no Default has occurred and is continuing.

Section 3. Effectiveness, Etc. This Amendment shall become effective as of the date first above written when, and only when, the Paying Agent shall have received counterparts of this Amendment executed by the undersigned and the Required Lenders and the Paying Agent shall have received the following:

(a)        The consent of each Guarantor in the form attached hereto.

(b)        Certified copies of the resolutions (or excepts thereof) of or on behalf of each Loan Party approving this Amendment and the Consent (to the extent applicable to it) and/or authorizing the general partner, managing member or officers, as applicable, to act on behalf of such limited partnership or limited liability company, as the case may be, and of all documents evidencing other necessary action (including, without limitation, all necessary general partner, managing member, board of directors or other similar action) and governmental and other third party approvals and consents, if any, with respect to this Amendment or the Consent, as applicable.

(c)        A certificate of the Secretary or an Assistant Secretary of each Loan Party or on its behalf by its managing general partner or managing member, as applicable, certifying the names and true signatures of the officers or managers, as applicable, of such Person authorized to sign on its behalf this Amendment or the Consent, as applicable.

(d)        A favorable opinion of Katten Muchin Rosenman LLP, counsel for the Loan Parties, in form and substance acceptable to the Paying Agent.

(e)        An amendment fee for the account of the Lenders that approve this Amendment on or before September 30, 2009 equal to 0.15% of the commitments of such Lenders.

(f)        The fees and expenses of Shearman & Sterling LLP, counsel to the Paying Agent, to the extent that such fees and expenses have been invoiced at least 24 hours prior to the date hereof.

This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least one signature page of this Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic medium shall be effective as delivery of an original executed counterpart of this Amendment.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By: ALLIANCE RESOURCE MANAGEMENT GP, LLC, its Managing General Partner

By	/s/ Cary P. Marshall
Name: Cary P. Marshall
Title: Vice President - Corporate Finance and Treasurer

Agreed as to the foregoing Amendment as of the date first above written:

JPMORGAN CHASE BANK, N.A.

as Paying Agent, Co-Administrative Agent and Lender

By	/s/ Stacey Haimes
Name: Stacey Haimes
Title: Executive Director

Agreed as to the foregoing Amendment as of the date first above written:

CITICORP USA, INC.,
as Co-Administrative Agent and Lender

By	/s/ Raymond G. Dunning
Name: Raymond G. Dunning
Title: Vice President

Agreed as to the foregoing Amendment as of the date first above written:

BANK OF OKLAHOMA, N.A.

By	/s/ Allen Hoerman
Name: Allen Hoerman
Title: Vice President

Agreed as to the foregoing Amendment as of the date first above written:

FIFTH THIRD BANK

By	/s/ Tim Adair
Name: Tim Adair
Title: Assistant Vice President

Agreed as to the foregoing Amendment as of the date first above written:

FIRST COMMERCIAL BANK, LOS ANGELES BRANCH

By	/s/ Wen-Han Wu
Name: Wen-Han Wu
Title: Deputy General Manager

Agreed as to the foregoing Amendment as of the date first above written:

LEHMAN COMMERCIAL PAPER INC.

By
Name:
Title:

Agreed as to the foregoing Amendment as of the date first above written:

NATIONAL CITY BANK

By	/s/ Susan J. Dimmick
Name: Susan J. Dimmick
Title: Senior Vice President

Agreed as to the foregoing Amendment as of the date first above written:

ROYAL BANK OF CANADA

By	/s/ Jay T. Sartain
Name: Jay T. Sartain
Title: Authorized Signatory

Agreed as to the foregoing Amendment as of the date first above written:

UBS LOAN FINANCE LLC

By	/s/ Marie Haddad
Name: Marie Haddad
Title: Associate Director

By	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

Agreed as to the foregoing Amendment as of the date first above written:

U.S. BANK NATIONAL ASSOCIATION

By	/s/ John M. Eyerman
Name: John M. Eyerman
Title: Officer

Agreed as to the foregoing Amendment as of the date first above written:

WACHOVIA BANK N.A.

By	/s/ Robert G. McGill Jr.
Name: Robert G. McGill Jr.
Title: Director

Agreed as to the foregoing Amendment as of the date first above written:

MEGA INTERNATIONAL COMMERCIAL BANK CO. LTD.

By	/s/ Priscilla H.T. Hsing
Name: Priscilla H.T. Hsing
Title: VP & DGM

CONSENT

Dated as of September 30, 2009

Each of the undersigned, as Guarantors under the Subsidiary Guaranty dated September 25, 2007 (the “Guaranty”) in favor of the Lender Parties and the Agents, each as defined in the Credit Agreement referred to in the foregoing Amendment No. 2, hereby consents to such Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, and (b) each Guarantor does, and shall continue to, absolutely, unconditionally and irrevocably guarantee the punctual payment when due of all Guaranteed Obligations (as defined in the Guaranty).

ALLIANCE COAL, LLC

By:	/s/ Cary P. Marshall
Name: Cary P. Marshall
Title: Vice President – Corporate Finance and Treasurer

ALLIANCE RESOURCE PROPERTIES, LLC
ALLIANCE DESIGN GROUP, LLC
ALLIANCE LAND, LLC
ALLIANCE PROPERTIES, LLC
ALLIANCE SERVICE, INC.
BACKBONE MOUNTAIN, LLC
EXCEL MINING, LLC
GIBSON COUNTY COAL, LLC
HOPKINS COUNTY COAL, LLC
MATRIX DESIGN GROUP, LLC
MC MINING, LLC
METTIKI COAL, LLC
METTIKI COAL (WV), LLC
MT. VERNON TRANSFER TERMINAL, LLC
PENN RIDGE COAL, LLC
PONTIKI COAL, LLC
RIVER VIEW COAL, LLC
TUNNEL RIDGE, LLC
WARRIOR COAL, LLC
WEBSTER COUNTY COAL, LLC
WHITE COUNTY COAL, LLC

By:	/s/ Cary P. Marshall
Name: Cary P. Marshall
Title: Vice President – Corporate Finance and Treasurer